Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

Monthly Operating Report

For the Period April 1, 2010 to April 30, 2010

REQUIRED DOCUMENTS	Form No.
Debtors Consolidated Schedule of Receipts and Disbursements	MOR-1
Schedule of Cash Disbursements by Debtor Entity	MOR-2
Schedule of Debtors Bank Account Book Balances	MOR-3
Schedule of Professional Fees and Expenses Paid	MOR-4
Declaration Regarding the Reconciliation of the Debtors’ Bank Accounts	MOR-5
Debtors Combined Balance Sheet	MOR-6
Debtors Combined Statements of Operations	MOR-7
Declaration Regarding the Status of Post-Petition Taxes of the Debtors	MOR-8
Combined Listing of Post-Petition Aged Accounts Payable	MOR-9
Combined Listing of Aged Accounts Receivable	MOR-10
Summary of Debtors Post-Petition Inter-Company Receivables and Payables	MOR-11
Debtors’ Questionnaire	MOR-12
Listing of Debtor Entities	Appendix A
Debtors Combined Balance Sheets	Appendix B
Debtors Combined Statements of Operations	Appendix C
Debtors Post-Petition Inter-Company Receivables and Payables	Appendix D

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

/s/ Paul K. Kaufmann	June 1, 2010
Signature of Authorized Individual*	Date

By: Paul K. Kaufmann
Title: Senior Vice President and Corporate Controller

*Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

Notes:

(1) Refer to Appendix A for a complete listing of Debtors.

In re Smurfit Stone Container Corporation, et al.

NOTES TO THE MONTHLY OPERATING REPORT

1. Background and Basis of Presentation: On January 26, 2009 (the “Petition Date”), Smurfit-Stone Container Corporation (“SSCC” or the “Company”) and its U.S. and Canadian subsidiaries (collectively, the “Debtor Entities”) filed a voluntary petition (the “Chapter 11 Petition”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court in Wilmington, Delaware (the “U.S. Court”).  On the same day, the Company’s Canadian subsidiaries also filed to reorganize (the “Canadian Petition”) under the Companies’ Creditors Arrangement Act (“CCAA”) in the Ontario Superior Court of Justice in Canada (the “Canadian Court,” and together with the U.S. Court, the “Bankruptcy Courts”).  The Company’s operations in Mexico and Asia and certain U.S. and Canadian legal entities (“Non-Debtor Affiliates”) were not included in the filing and will continue to operate outside of the Chapter 11 process.

The unaudited financial statements included herein include the accounts and results of operations of the Debtor Entities.  The information contained in this Monthly Operating Report (“MOR”) is provided to fulfill the reporting requirements set forth by the Office of the United States Trustee.  All information contained herein is unaudited and subject to future adjustment.

Investments in Non-Debtor Affiliates are accounted for in these financial statements using the equity method of accounting on a non-consolidated basis. These financial statements include results of operations for the month of April 2010 and for the period January 26, 2009 through April 30, 2010.

The Company has applied the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 852, Reorganizations (“ASC-852”).  ASC-852 requires that the financial statements for periods subsequent to the Chapter 11 filing distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.  Accordingly, certain revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the bankruptcy proceedings have been recorded in reorganization items in the accompanying unaudited statements of operations.  In addition, pre-petition and certain post-petition obligations that may be impacted by the bankruptcy reorganization process have been classified on the unaudited balance sheet at April 30, 2010 in liabilities subject to compromise.  These liabilities are reported at amounts expected to be allowed by the Bankruptcy Courts, even if they may be settled for lesser or greater amounts.

These financial statements are not intended to be prepared in conformity with U.S. GAAP, because they do not include all of the information and footnote disclosures required by U.S. GAAP for complete financial statements.  The information contained in this MOR (i) has not been audited or reviewed by independent registered public accountants, (ii) is limited to the time period indicated and (iii) is not intended to reconcile to the consolidated financial statements filed by the Company with the Securities and Exchange Commission (“SEC”) in its Annual Report on Form 10-K for the year ended December 31, 2009 (“2009 Form 10-K”) or in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (“2010 First Quarter Form 10-Q”).

Preparation of the MOR requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities.  The Company cannot determine future events and their effects with certainty, particularly while the Chapter 11 cases are proceeding.  Therefore, the determination of estimates requires the exercise of judgment based on various assumptions, and other factors such as historical experience, current and expected economic conditions, and in some cases, actuarial calculations.  The Company constantly reviews these significant factors and makes adjustments when appropriate.

The statements of operations and cash flows presented in the MOR for any interim period are not necessarily indicative of the results that may be expected for a full quarter, full year, or any future interim period.  While every effort has been made to assure the accuracy and completeness of this MOR, errors or omissions may have inadvertently occurred and the Company reserves the right to amend the MOR as necessary.  In particular, the Company is in the process of reconciling its pre-petition and post-petition liabilities, as well as its liabilities subject to compromise and not subject to compromise and such amounts are subject to reclassification and/or adjustment in the future.

For the reasons discussed above, the Company cautions readers not to place undue reliance upon information contained in the MOR.  For further information, refer to the Company’s consolidated financial statements and footnotes included in its 2009 Form 10-K and 2010 First Quarter Form 10-Q filed with the SEC.

2. Significant Accounting Policies: The significant accounting policies are consistent with those listed in the Company’s 2009 Form 10-K and 2010 First Quarter Form 10-Q.

3. Reclassifications: Certain reclassifications of prior period presentations have been made to conform to the current period presentation.

4. Proposed Plan of Reorganization: On December 1, 2009, the Debtor Entities filed their Joint Plan of Reorganization and Plan of Compromise and Arrangement with the U.S. Court.  On December 22, 2009, January 27, 2010, February 4, 2010, March 19, 2010 and May 27, 2010, the Debtor Entities filed amendments and/or supplements to the proposed Plan of Reorganization (the “Proposed Plan of Reorganization”).

The Proposed Plan of Reorganization will not become effective until certain conditions are satisfied or waived, including: (i) entry of an order by the Bankruptcy Courts confirming the Proposed Plan of Reorganization, (ii) all actions, documents and agreements necessary to implement the Proposed Plan of Reorganization having been effected or executed, (iii) access of the Debtors to funding under the exit credit facility and (iv) specified claims of the Debtors’ secured lenders having been paid in full pursuant to the Proposed Plan of Reorganization.

On January 14, 2010, the U.S. Court granted approval to extend the Debtor Entities exclusive right to file a plan of reorganization to July 21, 2010, and granted the Debtor Entities approval to solicit acceptance of a plan of reorganization until May 21, 2011.  If the Debtor Entities’ exclusivity period lapses, any party in interest would be able to file a plan of reorganization.  In addition to being voted on by holders of impaired claims and equity interests, a plan of reorganization must satisfy certain requirements of the Bankruptcy Code and the CCAA and must be approved, or confirmed, by the Bankruptcy Courts in order to become effective.

On January 29, 2010, the U.S. Court approved the Debtor Entities’ Disclosure Statement as containing adequate information for the holders of impaired claims and equity interests, who are entitled to vote to accept or reject the Proposed Plan of Reorganization.

The deadline for voting and objections to the Proposed Plan of Reorganization was March 29, 2010.  The Proposed Plan of Reorganization was overwhelmingly approved by number and dollar amount of the required classes of creditors of each of the Debtors, with the exception of Stone Container Finance Company II.  Stone Container Finance Company II has been removed from the Proposed Plan of Reorganization.  The failure to confirm the Proposed Plan of Reorganization of Stone Container Finance Company II will not impact the ability of the Debtors to confirm the Proposed Plan of Reorganization for all other Debtors.  A meeting of creditors was held for the Canadian debtor subsidiaries on April 6, 2010, at which the necessary votes were received to confirm the Proposed Plan of Reorganization by all requisite classes of creditors other than Stone Container Finance Company II.

The Bankruptcy Code requires the U.S. Court, after appropriate notice, to hold a hearing on confirmation of a plan of reorganization.  The confirmation hearing, with respect to the Proposed Plan of Reorganization commenced in the U.S. Court on April 15, 2010, and concluded on May 4, 2010, and a hearing was conducted in the Canadian Court on May 3, 2010.

On May 24, 2010, the Debtor Entities announced that they reached a resolution with the representatives of the common and preferred stockholders that had filed objections to confirmation of the Proposed Plan of Reorganization.  The resolution provides that certain of the new common stock of the Reorganized Smurfit-Stone that the Proposed Plan of Reorganization previously provided for distribution to the general unsecured creditors of the Company (the “New SSCC Common Stock Pool”) will now be distributed to the Company’s current stockholders (“Stockholders”).  Specifically, 2.25 percent of the New SSCC Common Stock Pool will be distributed pro rata to the Company’s existing preferred stockholders and 2.25 percent of the New SSCC Common Stock Pool will be distributed pro rata to the Company’s existing common stockholders.  Additionally, the resolution provides for the payment of certain of the fees and expenses of the Stockholders and their professionals.  The resolution has the support of the Official Committee of Unsecured Creditors.

On May 28, 2010, the  U.S. Court approved notice procedures with respect to this resolution and scheduled a hearing for June 21, 2010, to consider any remaining objections to confirmation of the Proposed Plan of Reorganization.  This resolution resolves all of the objections to the confirmation of the Proposed Plan of Reorganization raised by the Stockholders and as a result, the Debtor Entities anticipate an exit from Chapter 11 and CCCA proceedings in late June or early July, 2010.  There can be no assurance at this time that the Proposed Plan of Reorganization will be confirmed by the Bankruptcy Courts or that any such plan will be implemented successfully,

5. Exit Credit Facilities: On January 14, 2010, the U.S. Court entered an order authorizing the Debtor Entities to (i) enter into an exit term loan facility engagement and arrangement letter and fee letters, (ii) pay associated fees and expenses and (iii) furnish related indemnities.   On February 1, 2010, the Company filed a motion with the U.S. Court seeking approval to enter into a senior secured term loan exit facility (the “Term Loan Facility”).

On February 16, 2010, the U.S. Court granted the motion and authorized the Company and certain of its affiliates to enter into the Term Loan Facility.  On the same date, the U.S. Court also granted the Company’s February 3, 2010 motion seeking approval to enter into a commitment letter and fee letters for an asset-based revolving credit facility (the “ABL Revolving Facility”) (together with the Term Loan Facility, the “Exit Credit Facilities”).  Based on such approvals, on February 22, 2010, the Company and certain of its subsidiaries entered into the Term Loan Facility that provides for an aggregate term loan commitment of $1,200 million.  In addition, the Company entered into an ABL Revolving Facility with aggregate commitments of $650 million (including a $100 million Canadian Tranche) on April 15, 2010.  The ABL Revolving Facility includes a $150 million sub-limit for letters of credit.  The commitments for the Term Loan Facility and the ABL Revolving Facility will terminate on July 16, 2010 unless the Company’s emergence from bankruptcy and satisfaction of certain funding date conditions under the Term Loan Facility and the ABL Revolving Facility occur on or prior to such date.

The Company is permitted, subject to obtaining lender commitments, to add one or more incremental facilities to the Term Loan Facility in an aggregate amount up to $400 million.  Each incremental facility is conditioned on (a) there existing no defaults, (b) in the case of incremental term loans, such loans have a final maturity no earlier than, and a weighted average life no shorter than, the Term Loan Facility, and (c) after giving effect to one or more incremental facilities, the consolidated senior secured leverage ratio shall be less than 3.00 to 1.00.  If the interest rate spread applicable to any incremental facility exceeds the interest rate spread applicable to the Term Loan Facility by more than 0.25%, then the interest rate spread applicable to the Term Loan Facility will be increased to equal the interest rate spread applicable to the incremental facility.

The Company is permitted, subject to obtaining lender commitments, to add incremental commitments under the ABL Revolving Facility in an aggregate amount up to $150 million.  Each incremental commitment is conditioned on (a) there existing no defaults, (b) any new lender providing an incremental commitment shall require the consent of the Administrative Agent, each Issuing Lender, the Swingline Lender and the Fronting Lender, (c) the minimum amount of any increase must be at least $25 million, (d) the Company shall not increase the commitments more than three times in the aggregate, (e) if the interest rate margins and commitment fees with respect to the incremental commitments are higher than those applicable to the existing commitments under the ABL Revolving facility, then the interest rate margins and commitment fees for the existing commitments under the ABL Revolving Facility will be increased to match those for the incremental commitments, and (f) the satisfaction of other customary closing conditions.

On the date the Company emerges from bankruptcy, the Term Loan will be funded and borrowings will be available under the ABL Revolving Facility.   The proceeds of the borrowings under the Term Loan Facility, together with available cash, will be used to repay the Company’s outstanding secured indebtedness under its pre-petition Credit Facility and pay remaining fees, costs and expenses related to and contemplated by the Exit Credit Facilities and the Proposed Plan of Reorganization. Total fees, costs and expenses related to the Exit Credit Facilities are estimated to be approximately $50 million, of which $15 million has been paid through April 30, 2010.  Borrowings under the ABL Revolver Facility will be available for working capital purposes, capital expenditures, permitted acquisitions and general corporate purposes.

The term loan (the “Term Loan”) matures six years from the funding date of the Term Loan Facility and is repayable in equal quarterly installments of $3 million beginning on September 30, 2010, with the balance payable at maturity.  Additionally, following the end of each fiscal year, varying percentages of the Company’s excess cash flow, as defined in the Term Loan Facility, based on certain agreed levels of secured leverage ratios, must be used to repay outstanding principal amounts under the Term Loan.  Subject to specified exceptions, the Term Loan Facility will also require the Company to use the net proceeds of asset sales and the net proceeds of the incurrence of indebtedness to repay outstanding borrowings under the Term Loan Facility.

The Term Loan will bear interest at the Company’s option at a rate equal to: (A) 3.75% plus the alternate base rate  (the “Term Loan ABR”) defined as the greater of: (i) the U.S. prime rate, (ii) the overnight federal funds rate plus 0.50%, or (iii) the one month adjusted LIBOR rate plus 1.0%, provided that the Term Loan ABR shall never be lower than 3.00% per annum, or (B) the adjusted LIBOR rate plus 4.75%, provided that the adjusted LIBOR rate shall never be lower than 2.00% per annum.

The ABL revolver loan (the “ABL Revolver”) will mature four years from the funding date of the ABL Revolving Facility. The Company will have the option to borrow at a rate equal to: (A) the base rate, defined as the greater of 2.50% plus:(i) the US Prime Rate, (ii) the overnight federal funds rate plus 0.50% or (iii) LIBOR rate plus 1.0%, or (B) the LIBOR rate plus 3.50% for the first 90 days then 3.25% thereafter.  The applicable margin could be adjusted in the future from 2.25% to a rate as high as 2.75% for base loans and 3.25% to a rate as high as 3.75% for LIBOR loans based on the average historical utilization under the ABL Revolving Facility.   The Company would also pay either a 0.50% or 0.75% per annum unused commitment fee based on the average historical utilization under the ABL Revolving Facility.  The ABL Revolving Facility

borrowings are subject to a borrowing base derived from a formula based on certain eligible accounts receivable and inventory, less certain reserves.

Borrowings under the Exit Credit Facilities will be guaranteed by the Company and certain of its subsidiaries, and would be secured by first priority liens and second priority liens on substantially all its presently owned and hereafter acquired assets and those of each of its subsidiaries party to the Exit Credit Facilities, subject to certain exceptions and permitted liens.

The Exit Credit Facilities contain affirmative and negative covenants that impose restrictions on the Company’s financial and business operations and those of certain of its subsidiaries, including their ability to incur indebtedness, incur liens, make investments, sell assets, pay dividends or make acquisitions.  The Exit Credit Facilities contain events of default customary for financings of this type.

6. Liabilities Subject to Compromise: As of April 30, 2010, the components of liabilities subject to compromise consisted of:

Unsecured debt	$2,439,075
Accounts payable and other	318,246
Interest payable	47,021
Retiree medical obligations	178,101
Pension obligations	1,148,415
Unrecognized tax benefits	47,670
Executory contracts and leases	154,136
Liabilities subject to compromise	$4,332,664

Liabilities subject to compromise represent pre-petition unsecured obligations that will be settled under the Proposed Plan of Reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 or CCAA liabilities are stayed.  Pre-petition liabilities that are subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser or greater amounts.  These liabilities represent the amounts expected to be allowed on known or potential claims to be resolved through the Chapter 11 and CCAA process, and remain subject to future adjustments arising from negotiated settlements, actions of the Bankruptcy Courts, rejection of executory contracts and unexpired leases, the determination as to the value of collateral securing the claims, proofs of claim, or other events.  Liabilities subject to compromise also include certain items, such as qualified defined benefit pension and retiree medical obligations that may be assumed under the Proposed Plan of Reorganization, and as such, may be subsequently reclassified to liabilities not subject to compromise.

The Bankruptcy Courts approved payment of certain pre-petition obligations, including employee wages, salaries and benefits, and the payment of vendors and other providers in the ordinary course for goods and services received after the filing of the Chapter 11 Petition and the Canadian Petition and other business-related payments necessary to maintain the operation of the Company’s business. Obligations associated with these matters are not classified as liabilities subject to compromise.

Under the Bankruptcy Code, the Debtors generally must assume or reject pre-petition executory contracts, including but not limited to real property leases, subject to the approval of the Bankruptcy Courts and certain other conditions.  In this context, “assumption” means that the Company agrees to perform its obligations and cure all existing defaults under the contract or lease, and “rejection” means that it is relieved from its obligations to perform further under the contract or lease, but is subject to a pre-petition claim for damages for the breach thereof subject to certain limitations. Any damages resulting from rejection of executory contracts that are permitted to be recovered under the Bankruptcy Code will be treated as liabilities subject to compromise unless such claims were secured prior to the Petition Date.

Since the Petition Date, the Company received approval from the Bankruptcy Courts to reject a number of leases and executory contracts of various types. Liabilities subject to compromise have been recorded related to the rejection of executory contracts and unexpired leases, and from the determination of the U.S. Court (or agreement by parties in interest) of allowed claims for contingencies and other disputed amounts. Due to the uncertain nature of many of the unresolved claims and the amount of the rejection damages, the Company cannot project the magnitude of such claims and rejection damages with certainty.

On May 4, 2010, the U.S. Court granted the Company’s motion for an order authorizing the assumption of certain executory contracts and unexpired leases and finalizing all but an insignificant amount of the cure amounts related to these assumed executory contracts and unexpired leases. As a result, the Company concluded its review of its executory contracts and unexpired leases and does not expect to reject any additional executory contracts or unexpired leases. The Company expects that the assumption of the executory contracts and unexpired leases in the May 4, 2010 court order will convert certain of the liabilities shown on the accompanying combined balance sheet as liabilities subject to compromise to liabilities not subject to compromise.

In June 2009, the Bankruptcy Courts entered an order establishing August 28, 2009, as the bar date for potential creditors to file claims.  The bar date is the date by which certain claims against the Company must be filed if the claimants wish to receive any distribution in the bankruptcy cases.  Proof of claim forms received after the bar date are typically not eligible for consideration of recovery as part of the Company’s bankruptcy cases. Creditors were notified of the bar date and the requirement to file a proof of claim with the Bankruptcy Courts.  Differences between liability amounts estimated by the Company and claims filed by creditors are being investigated and, if necessary, the Bankruptcy Courts will make a final determination of the allowable claim.  The determination of how liabilities will ultimately be treated cannot be made until the Bankruptcy Courts approve a plan of reorganization. Accordingly, the ultimate amount or treatment of such liabilities is not determinable at this time.

7. Reorganization Items:  Under the Proposed Plan of Reorganization, interest expense on the unsecured senior notes subsequent to the Petition Date would not be paid.  As a result, in the fourth quarter of 2009, the Company concluded it was not probable that interest expense on the unsecured senior notes subsequent to the Petition Date would be an allowed claim.  During the fourth quarter of 2009, the Company recorded income in reorganization items for the reversal of accrued post-petition unsecured interest expense and discontinued recording unsecured interest expense.  Interest expense recorded on unsecured debt was zero and $163 million for the month of April and the period January 26, 2009 through April 30, 2010, respectively.

In the fourth quarter of 2009, the Company concluded it was not probable that Preferred Stock dividends that were accrued subsequent to the Petition Date would be allowed claims.  Preferred Stock dividends that were accrued post-petition and included in liabilities subject to compromise were reversed in December 2009.  ASC 505-10-50-5, “Equity”, requires entities to disclose in the financial statements the aggregate amount of cumulative preferred dividends in arrears.  Preferred dividends in arrears were approximately $12 million as of April 30, 2010.  The Preferred Stock dividends in arrears since the Petition Date are presented only to reflect preferred stockholders’ rights to dividends over common stockholders and are not reflected in the Preferred Stock value in the combined balance sheets.

8. Alternative Energy Tax Credits:  The U.S. Internal Revenue Code allowed an excise tax credit for alternative fuel mixtures produced by a taxpayer for sale, or for use as a fuel in a taxpayer’s trade or business through December 31, 2009, at which time the credit expired.  In May 2009, SSCE was notified that its registration as an alternative fuel mixer was approved by the Internal Revenue Service.  The Company subsequently submitted refund claims of approximately $654 million for 2009 related to production at ten of its U.S. mills, all of which has been received as of January 31, 2010.  During 2009, the Company recorded other operating income of $633 million, net of fees and expenses, in its combined statements of operations related to this matter.  In March 2010, the Company recorded other operating income of $11 million relating to an adjustment of refund claims submitted in 2009.  The Company expects to receive the refund claim in the fourth quarter of 2010.

9. Restricted cash:  At April 30, 2010, the Company had restricted cash of $18 million as approved by the U.S. Court, including $7 million to provide financial assurance to certain utility vendors and $11 million to collateralize outstanding letters of credit.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

MOR-1

Debtors Consolidated Schedule of Receipts and Disbursements (1)

(Dollars in Thousands)

For the Period April 1, 2010 Through April 30, 2010

Beginning cash balance	$706,209

Total receipts (2)	606,430

Disbursements

Payroll and benefits	(116,929)
Interest	(5,075)
DDIC on Exit Credit Facilities	(6,436)
Capital expenditures	(18,411)
Repayment of debt	(300)
Other disbursements (2)(3)	(513,796)

Total disbursements	(660,947)

Ending cash balance (4)	$651,692

Notes:

(1)  The Debtors’ accounting systems are designed to provide operating reports in accordance with GAAP.   The accounting systems are not designed to produce reports that are consistent with the requirements of the U.S. Trustee.  As a result, the information presented in this cash flow was prepared using the information available to the Debtors.  The numbers presented in the cash flow are subject to change as additional information is made available.  The information contained herein is provided to fulfill the requirements of the Office of the United States Trustee.  All information contained herein is unaudited and subject to future adjustment.  See notes to the financial statements.

(2) Receipts and disbursements include inter-company cash settlements of approximately $61 million.

(3) Other disbursements primarily include materials, freight, utilities, selling, general and administrative expenses.

(4) The cash balance includes restricted cash of $18 million of which approximately $7 million represents amounts funded to a utility deposit account to provide financial assurance to certain utility vendors, and approximately $11 million represents amounts funded to collateralize outstanding letters of credit.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

MOR-2

Schedule of Cash Disbursements by Debtor Entity

(Dollars in Thousands)

Debtor Entity	Bankruptcy Case Number	Disbursements for the Period April 1, 2010 to April 30, 2010 (1)
Smurfit-Stone Container Corporation (2)	09-10235	$—
Smurfit-Stone Container Enterprises, Inc.	09-10236	(568,390)
Calpine Corrugated LLC	09-10237	(5,487)
Cameo Container Corporation	09-10238	(1,713)
Lot 24D Redevelopment Corporation (2)	09-10239	—
Atlanta & St. Andrews Bay Railroad Company (2)	09-10240	—
Stone International Services Corporation	09-10241	(5)
Stone Global, Inc. (2)	09-10242	—
Stone Connecticut Paperboard Properties, Inc. (2)	09-10243	—
Smurfit-Stone Puerto Rico, Inc.	09-10244	(3,064)
Smurfit Newsprint Corporation (2)	09-10245	—
SLP Finance I, Inc. (2)	09-10246	—
SLP Finance II, Inc. (2)	09-10247	—
SMBI Inc. (2)	09-10248	—
Smurfit-Stone Container Canada Inc.	09-10249	(42,056)
Stone Container Finance Co of Canada II (2)	09-10250	—
3083527 Nova Scotia Company (2)	09-10251	—
MBI Limited/Limitée (2)	09-10252	—
Smurfit-MBI	09-10253	(40,030)
639647 British Columbia Ltd. (2)	09-10254	—
B.C. Shipper Supplies Ltd.	09-10255	(201)
Specialty Containers Inc. (2)	09-10256	—
SLP Finance General Partnership (2)	09-10257	—
Francobec Company	09-10258	(1)
605861 N B Inc. (2)	09-10259	—
	Total Disbursements	$(660,947)

Notes:

(1)  Disbursement amounts include all payments issued during the period, including inter-company cash settlements.  Transfers between bank accounts are not included.

(2)  Debtor entity does not have disbursements to report during the period.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

MOR-3

Schedule of Debtors Bank Account Book Balances (1)

(Dollars in Thousands)

Debtor Entity	Bank Name	Book Balance as of April 30, 2010
3083527 Nova Scotia Company	US Bank	$1
605681 N B Inc.	US Bank	1
605681 N B Inc.	Scotia Bank	—
639647 British Columbia, Ltd.	US Bank	1
B.C. Shipper Supplies Ltd.	US Bank	1
B.C. Shipper Supplies Ltd.	Royal Bank of Canada	—
Calpine Corrugated LLC	JP Morgan Chase	35
Calpine Corrugated LLC	Wachovia	—
Calpine Corrugated LLC	Union Bank of California	3,039
Calpine Corrugated LLC	Union Bank of California	—
Francobec Company	US Bank	1
MBI Limited/Limitée	US Bank	—
SMBI, Inc.	US Bank	1
Smurfit-MBI	US Bank	—
Smurfit-MBI	Scotia Bank	38,628
Smurfit-MBI	Scotia Bank	—
Smurfit-MBI	Scotia Bank	—
Smurfit-MBI	Scotia Bank	25
Smurfit-MBI	Scotia Bank	261
Smurfit-MBI	Scotia Bank	—
Smurfit-MBI	Scotia Bank	3,212
Smurfit-MBI	JP Morgan Chase	—
Smurfit-MBI	JP Morgan Chase	—
Smurfit-MBI	US Bank	1
Smurfit Stone Container Enterprises, Inc.	Bank of America	130
Smurfit Stone Container Enterprises, Inc.	Bank of America	12
Smurfit Stone Container Enterprises, Inc.	Bank of America	54
Smurfit Stone Container Enterprises, Inc.	Bank of America	37
Smurfit Stone Container Enterprises, Inc.	Bank of America	128
Smurfit Stone Container Enterprises, Inc.	Bank of America	32
Smurfit Stone Container Enterprises, Inc.	Bank of America	12
Smurfit Stone Container Enterprises, Inc.	Bank of America	23
Smurfit Stone Container Enterprises, Inc.	Bank of America	6
Smurfit Stone Container Enterprises, Inc.	Fifth Third Bank	14
Smurfit Stone Container Enterprises, Inc.	Commerce Bank	21
Smurfit Stone Container Enterprises, Inc.	National City Bank	6
Smurfit Stone Container Enterprises, Inc.	Bank of America	3
Smurfit Stone Container Enterprises, Inc.	Bank of America	7
Smurfit Stone Container Enterprises, Inc.	Sun Trust	11
Smurfit Stone Container Enterprises, Inc.	Wells Fargo National Bank of Alaska	49
Smurfit Stone Container Enterprises, Inc.	National City Bank	72
Smurfit Stone Container Enterprises, Inc.	JP Morgan Chase	1,095
Smurfit Stone Container Enterprises, Inc.	JP Morgan Chase (Restricted)	18,192
Smurfit Stone Container Enterprises, Inc.	Bank of America	14
Smurfit Stone Container Enterprises, Inc.	Bank of America	17
Smurfit Stone Container Enterprises, Inc.	Bank of America	—
Smurfit Stone Container Enterprises, Inc.	JP Morgan Chase	561,169
Smurfit Stone Container Enterprises, Inc.	JP Morgan Chase	50
Smurfit Stone Container Enterprises, Inc.	JP Morgan Chase	1,960
Smurfit Stone Container Enterprises, Inc.	JP Morgan Chase	—

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

MOR-3

Schedule of Debtors Bank Account Book Balances (1)

(Dollars in Thousands)

Debtor Entity	Bank Name	Book Balance as of April 30, 2010
Smurfit Stone Container Enterprises, Inc.	JP Morgan Chase	—
Smurfit Stone Container Enterprises, Inc.	JP Morgan Chase	—
Smurfit Stone Container Enterprises, Inc.	JP Morgan Chase	—
Smurfit Stone Container Enterprises, Inc.	JP Morgan Chase	—
Smurfit Stone Container Enterprises, Inc.	JP Morgan Chase	—
Smurfit Stone Container Enterprises, Inc.	Bank of America	17,245
Smurfit Stone Container Enterprises, Inc.	JP Morgan Chase	—
Smurfit Stone Container Enterprises, Inc.	JP Morgan Chase	—
Smurfit Stone Container Enterprises, Inc.	Wachovia	—
Smurfit Stone Container Enterprises, Inc.	Wachovia	—
Smurfit Stone Container Enterprises, Inc.	Wachovia	—
Smurfit-Stone Container Canada Inc.	Scotia Bank	167
Smurfit-Stone Container Canada Inc.	Scotia Bank	576
Smurfit-Stone Container Canada Inc.	Scotia Bank	—
Smurfit-Stone Container Canada Inc.	Scotia Bank	—
Smurfit-Stone Container Canada Inc.	Bank of Nova Scotia	514
Smurfit-Stone Container Canada Inc.	Bank of Nova Scotia	136
Smurfit-Stone Container Canada Inc.	Scotia Bank	15
Smurfit-Stone Container Canada Inc.	Scotia Bank	489
Smurfit-Stone Container Canada Inc.	JP Morgan Chase	—
Smurfit-Stone Container Canada Inc.	JP Morgan Chase	—
Smurfit-Stone Container Canada Inc.	JP Morgan Chase	—
Smurfit-Stone Container Canada Inc.	JP Morgan Chase	—
Smurfit-Stone Container Canada Inc.	JP Morgan Chase	—
Smurfit-Stone Container Canada Inc.	US Bank	1
Smurfit-Stone Puerto Rico, Inc.	Banco Bilbao Vizcaya	4,027
Smurfit-Stone Puerto Rico, Inc.	Banco Bilbao Vizcaya	—
Smurfit-Stone Puerto Rico, Inc.	Banco Bilbao Vizcaya	—
Smurfit-Stone Puerto Rico, Inc.	Banco Bilbao Vizcaya	200
Stone Container Finance Co of Canada II	US Bank	1
		$651,692

Notes:

(1) The book bank account balances presented herein, include an adjusting entry required by Generally Accepted Accounting Principles (GAAP) to reclassify balances related to outstanding checks to accounts payable.  As a result, the cash balances reported in this schedule agree to the cash balance presented in the balance sheet.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

MOR-4

Schedule of Professional Fees and Expenses Paid (1)

For the Period Ended April 30, 2010

(Dollars in Thousands)

This schedule is to include all retained professional payments from case inception to current month.

		Fees & Expenses
		Amount Paid	Amount Paid
Professional	Role	Month	Cumulative
Armstrong Teasdale LLP	Debtors Counsel	$—	$606
Bennett Jones LLP	Unsecured Creditors Canadian Counsel	—	910
Blake, Cassels & Graydon LLP	Debtor in Possession Financing Lender Counsel	—	704
Bryan Cave LLP	Debtor in Possession Financing Lender Counsel	—	877
Burr & Forman LLP	Debtors Counsel	—	1
Capstone Advisors LLC	Debtor in Possession Financing Consultant	—	1,547
Deloitte & Touche LLP	Canadian Court Appointed Bankruptcy Monitor	—	2,124
Ernst & Young LLP (2)	Auditor, Tax Advisor, and Risk Advisory Services	—	2,279
EPIQ Bankruptcy Solutions	Claims, Noticing, and Balloting Agent	—	3,852
FTI Consulting, Inc.	Financial Advisor for Unsecured Creditors	—	2,723
Goodman LLP	Counsel for the Canadian Court Appointed Monitor	—	517
Great American Group LLC	Valuation Services	—	14
Grubb & Ellis Company	Real Estate Broker	—	696
Houlihan Lokey Howard & Zukin Capital, Inc.	Financial Advisor for Unsecured Creditors	—	2,020
Jeffer Mangels Butler & Marmaro LLP	Calpine Financing Lender Counsel	—	73
Kibel Green	Calpine Financing Lender Counsel	—	37
Kramer Levin Naftalis & Frankel LLP	Unsecured Creditors Counsel	—	3,386
Kurtzman Carson Consultants LLC	Website Administration Agent	—	17
Lazard Freres & Co. LLC	Debtors Financial Consultant	—	2,056
Mercer Consulting	Debtor in Possession Consultant	—	616
Merrill Corporation	Data Site Services	—	43
Pachulski Stang Ziehl & Jones LLP	Unsecured Creditors Counsel	—	152
Pepper Hamilton LLC	Calpine Financing Lender Counsel	—	27
PricewaterhouseCoopers LLP	Debtors Financial and Tax Advisor	—	8,002
Richards, Layton & Finger, P.A.	Debtor in Possession Financing Lender Counsel	—	42
Sidley Austin LLP	Debtors Counsel	—	9,508
Stikeman Elliott	Debtors Canadian Counsel	—	2,324
Studley, Inc.	Real Estate Broker	—	332
The Levin Group, L.P.	Debtors Strategic and Financial Consultant	—	2,366
Warren H. Smith & Associates, P.C.	Fee Auditor	—	78
Young Conaway Stargatt & Taylor LLP	Debtors Counsel	—	539

Total		$—	$48,468

Notes:

(1)  Professional fees do not include payments to professionals or consultants that are paid in the ordinary course. Payments made to professionals in Canadian dollars have been converted to US dollars.

(2)  Payments to professionals do not include payments made to Ernst & Young during the period for ordinary course audit fees.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

MOR-5

Declaration Regarding the Reconciliation of the Debtors’ Bank Accounts

As of April 30, 2010

Paul K. Kaufmann hereby declares under penalty of perjury:

1.  I am the Senior Vice President and Corporate Controller for Smurfit Stone Corporation, et al., the above-captioned debtors and debtors in possession (collectively, the “Debtors”).  I am familiar with the Debtors’ day-to-day operations, business, affairs and books and records.

2.  All statements in this Declaration are based on my personal knowledge, my review of the relevant documents, my discussions with other employees of the Debtors, or my opinion based upon my experience and knowledge of the Debtors’ operations and financial condition.  If I were called upon to testify, I could and would testify to each of the facts set forth herein based on such personal knowledge, review of documents or opinion.  I am authorized to submit this Declaration on behalf of the Debtors.

3.  To the best of my knowledge, all of the Debtors’ bank balances as of April 30, 2010 have been reconciled in an accurate and timely manner.

Dated: June 01, 2010	Respectfully submitted,

/s/ Paul K. Kaufmann

By: Paul K. Kaufmann
Title: Senior Vice President and Corporate Controller

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

MOR-6

Debtors Combined Balance Sheet (1)

(Dollars in Thousands)

April 30, 2010
ASSETS
Current assets
Cash and cash equivalents	$633,500
Restricted cash	18,192
Receivables	691,284
Receivable for alternative energy tax credits	10,500
Inventories	433,214
Refundable income taxes	24,404
Prepaid expenses and other current assets	47,687
Total current assets	1,858,781

Net property, plant and equipment	2,982,320
Timberlands, less timber depletion	2,269
Deferred income taxes	21,797
Investments in and advances to non-debtor subsidiaries (2)	79,414
Other assets	72,141
$5,016,722

LIABILITIES AND EQUITY (DEFICIT)
Liabilities not subject to compromise
Current liabilities
Current maturities of long-term debt	$1,348,125
Accounts payable	435,398
Accrued compensation and payroll taxes	134,256
Interest payable	13,031
Other current liabilities	135,989
Total current liabilities	2,066,799

Other long-term liabilities	115,135

Total liabilities not subject to compromise	2,181,934

Liabilities subject to compromise	4,332,664

Total liabilities	6,514,598

Total equity (deficit)	(1,497,876)

$5,016,722

Notes:

(1)  The information contained herein is provided to fulfill the requirements of the Office of the United States Trustee.  All information contained herein is unaudited and subject to future adjustment.  See notes to the financial statements.

(2)  Intercompany receivable represents a net balance and includes both pre-petition and post-petition balances.  The pre-petition balances are subject to compromise.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

MOR-7

Debtors Combined Statements of Operations (1)

(Dollars in Thousands)

	For the Period April 1, 2010 Through April 30, 2010	For the Period January 26, 2009 Through April 30, 2010

Net sales	$511,857	$7,083,200

Costs and expenses
Cost of goods sold	486,201	6,423,138
Selling and administrative expenses	49,375	707,409
Restructuring expense	7,091	316,130
(Gain) loss on disposal of assets	(82)	1,833
Other operating income (2)		(643,400)

Operating income (loss)	(30,728)	278,090

Other income (expense)
Interest expense, net (3)	(4,232)	(264,181)
Debtor-in-possession debt issuance costs		(63,096)
Loss on early extinguishment of debt (non-cash)		(19,777)
Equity in gains (losses) of non-debtor affiliates	463	(3,006)
Foreign currency exchange gains (losses)	700	(23,100)
Other, net	646	16,829

Loss before reorganization items and income taxes	(33,151)	(78,241)

Reorganization items
Professional fees	(5,000)	(73,373)
Provision for rejected/settled executory contracts & leases	(25,400)	(132,400)
Accounts payable settlement gains	1,313	15,059
Reversal of post-petition unsecured interest expense (4)		163,573
Reorganization items, net	(29,087)	(27,141)

Loss before income taxes	(62,238)	(105,382)

Benefit from income taxes	50	23,820

Net loss	(62,188)	(81,562)

Preferred stock dividends & accretion (5)	(671)	(12,893)

Net loss attributable to common stockholders	$(62,859)	$(94,455)

Notes:

(1)  The information contained herein is provided to fulfill the requirements of the Office of the United States Trustee.  All information contained herein is unaudited and subject to future adjustment.  See notes to the financial statements.

(2)  Includes other operating income of $643.4 million, net of fees and expenses, for the period January 26, 2009 through April 30, 2010 related to alternative energy tax credits.  The credits expired on December 31, 2009.  During 2009, the Company recorded other operating income of $632.9 million related to this matter.  In March 2010, SSCE recorded other operating income of $10.5 million relating to an adjustment of refund claims submitted in 2009.

(3)  Includes interest expense on unsecured debt of $163.6 million recorded January 26, 2009 through November 30, 2009, which will not be paid during the bankruptcy proceeding.

(4)  Represents reversal of post-bankruptcy filing unsecured interest expense of $163.6 million as it is not probable that interest expense accrued since January 26, 2009, will be an allowed claim under the POR filed in December 2009.

(5)  Financial Accounting Standards Board Accounting Standards Codification 505-10-50-5 requires entities to disclose in the financial statements the aggregate amount of cumulative preferred dividends in arrears.  As a result, the preferred stock dividends noted are for memo purposes only.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

MOR-8

Declaration Regarding the Status of Post-Petition Taxes of the Debtors

As of April 30, 2010

Stace L. Faulders hereby declares under penalty of perjury:

1.  I am the Director of Taxes for Smurfit Stone Corporation, et al., the above-captioned debtors and debtors in possession (collectively, the “Debtors”).  I am familiar with the Debtors’ day-to-day operations, business, affairs and books and records.

2.  All statements in this Declaration are based on my personal knowledge, my review of the relevant documents, my discussions with other employees of the Debtors, or my opinion based upon my experience and knowledge of the Debtors’ operations and financial condition.  If I were called upon to testify, I could and would testify to each of the facts set forth herein based on such personal knowledge, review of documents or opinion.  I am authorized to submit this Declaration on behalf of the Debtors.

3.  To the best of my knowledge, the Debtors have filed all necessary federal, state and local tax returns and made all required post petition tax payments in connection therewith on a timely basis or have promptly remediated any late filings or payments that may have occurred due to unintentional oversights.

Dated: June 1, 2010	Respectfully submitted,

/s/ Stace L. Faulders
By: Stace L. Faulders
Title: Director of Taxes

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

MOR-9

Combined Listing of Post-Petition Aged Accounts Payable

As of April 30, 2010

(Dollars in Thousands)

	Number of Days Outstanding
	0-30	31-60	61-90	Over 90	Total
Accounts payable (1)	$165,921	$49,976	$13,257	$4,875	$234,029
Other payables (2)	201,369				201,369
Amounts due to insiders (3)
Total post-petition debts	$367,290	$49,976	$13,257	$4,875	$435,398

Notes:

(1)  The post-petition accounts payable reported represents open and outstanding trade vendor invoices, based on invoice date, that have been entered into the Debtors’ accounts payable system.

(2) Other payables include an accrual for professional fees of approximately $21.8 million related to reorganization.  Other payables also include accruals for invoices not yet received or entered into the Debtors’ accounts payable system.  As a result, these other payables were not able to be aged and have all been classified in the 0-30 day category on the aging.

(3)”Insider” is defined in 11 U.S.C. Section 101(31).

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

MOR-10

Combined Listing of Aged Accounts Receivable

As of April 30, 2010

(Dollars in Thousands)

	Number of Days Outstanding
	0-30	31-60	61-90	Over 90	Total
Accounts Receivable	$470,663	$163,625	$31,109	$16,926	$682,323
Other Receivables (1)	43,919				43,919
Accounts Receivable (2)	$514,582	$163,625	$31,109	$16,926	$726,242

Notes:

(1) Other receivables primarily include advances to suppliers and Canadian sales tax receivables, which are not reported net of Canadian sales tax liabilities.

(2) The accounts receivable does not include any provisions for bad debt or amounts due to customers for trade rebates.  The allowance for bad debt is approximately ($20.1) million and the trade rebate reserve is approximately ($14.8) million.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

MOR 11

Summary of Debtors Post-Petition Inter-Company Receivables and Payables (1)

(Dollars in Thousands)

	Net Inter-company Receivables			Net Inter-company Payables
	Balance as of	Balance as of		Balance as of	Balance as of
Debtor Entity	March 31, 2010	April 30, 2010	Change	March 31, 2010	April 30, 2010	Change
Smurfit-Stone Container Corporation	$—	$—	$—	$—	$—	$—
Smurfit-Stone Container Enterprises, Inc.	—	2,965	2,965	(4,648)	—	4,648
Calpine Corrugated LLC	—	—	—	(10,393)	(13,098)	(2,705)
Cameo Container Corporation	18,108	19,598	1,490	—	—	—
Lot 24D Redevelopment Corporation	—	—	—	—	—	—
Atlanta & St. Andrews Bay Railroad Company	—	—	—	—	—	—
Stone International Services Corporation	—	—	—	(307)	(308)	(1)
Stone Global, Inc.	—	—	—	—	—	—
Stone Connecticut Paperboard Properties, Inc.	—	—	—	—	—	—
Smurfit-Stone Puerto Rico, Inc.	—	—	—	(2,002)	(3,477)	(1,475)
Smurfit Newsprint Corporation	—	—	—	(49)	(49)	—
SLP Finance I, Inc.	—	—	—	(1)	(1)	—
SLP Finance II, Inc.	—	—	—	(1)	(1)	—
SMBI Inc.	—	—	—	—	—	—
Smurfit-Stone Container Canada Inc. (2)	23,849	21,123	(2,726)	—	—	—
Stone Container Finance Co of Canada II	—	—	—	(1)	(1)	—
3083527 Nova Scotia Company	896	896	—	—	—	—
MBI Limited/Limitée	—	—	—	—	—	—
Smurfit-MBI (2)	—	—	—	(19,563)	(22,192)	(2,629)
639647 British Columbia Ltd.	—	—	—	—	—	—
B.C. Shipper Supplies Ltd.	—	—	—	—	—	—
Specialty Containers Inc.	—	—	—	—	—	—
SLP Finance General Partnership	—	—	—	(1)	(1)	—
Francobec Company	—	1	1	(1)	—	1
605861 N B Inc.	—	—	—	(1)	(1)	—
	$42,853	$44,583	$1,730	$(36,968)	$(39,129)	$(2,161)

Notes:

(1) The inter-company balances presented in the schedule above represent debtors’ post-petition inter-company balances.

(2) The inter-company balances include an inter-company note between Smurfit-Stone Container Canada Inc. (payable) and Smurfit-MBI (receivable) for the transfer of excess cash between the legal entities.  The inter-company note is settled one month in arrears.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

MOR-12

Debtors’ Questionnaire

For the Period Ended April 30, 2010

	Yes	No
1. Have any assets been sold or transferred outside the normal course of business this period? If yes, provide an explanation below.	☐	☒

Includes all asset sales which require specific approval from the Bankruptcy Courts. Sale of de minimus assets, defined as assets sold in an individual transaction or series of related transactions to a single buyer or group of related buyers with a selling price equal to or less than $500,000, have been excluded. The de minimus assets sales are separately reported on the Debtors Quarterly Report of De Minimis Asset Sales filed with the Bankruptcy Courts.

2. Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.	☐	☒

3. Have all post-petition tax returns been timely filed? If no, provide an explanation below.	☒	☐

4. Are workers compensation, general liability and other necessary insurance coverage in effect? If no, provide an explanation below.	☒	☐

5. Has any bank account been opened during the reporting period? If yes, provide documentation identifying the opened account(s). If an investment account has been opened provide the required documentation pursuant to the Delaware Local Rule 4001-3.

	☐	☒

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

Appendix A

Listing of Debtor Entities

Debtor Entities	Case Number
Smurfit-Stone Container Corporation	09-10235
Smurfit-Stone Container Enterprises, Inc.	09-10236
Calpine Corrugated LLC	09-10237
Cameo Container Corporation	09-10238
Lot 24D Redevelopment Corporation	09-10239
Atlanta & St. Andrews Bay Railroad Company	09-10240
Stone International Services Corporation	09-10241
Stone Global, Inc.	09-10242
Stone Connecticut Paperboard Properties, Inc.	09-10243
Smurfit-Stone Puerto Rico, Inc.	09-10244
Smurfit Newsprint Corporation	09-10245
SLP Finance I, Inc.	09-10246
SLP Finance II, Inc.	09-10247
SMBI Inc.	09-10248
Smurfit-Stone Container Canada Inc.	09-10249
Stone Container Finance Co of Canada II	09-10250
3083527 Nova Scotia Company	09-10251
MBI Limited/Limitée	09-10252
Smurfit-MBI	09-10253
639647 British Columbia Ltd.	09-10254
B.C. Shipper Supplies Ltd.	09-10255
Specialty Containers Inc.	09-10256
SLP Finance General Partnership	09-10257
Francobec Company	09-10258
605861 N B Inc.	09-10259

In re Smurfit Stone Container Corporation, et al.

NOTES TO FINANCIAL STATEMENTS PRESENTED IN

APPENDIX B and APPENDIX C

1. Debtors’ Combined Financial Statements by Legal Entity:  The Company prepares consolidated financial statements in accordance with U.S. GAAP and files these consolidated financial statements on a quarterly and an annual basis with the SEC.  The Company’s consolidated financial statements include the operating results for both the Debtor and Non-Debtor entities.  The financial statements presented in Appendix B (Debtors Combined Balance Sheets) and Appendix C (Debtors Combined Statements of Operations) are reported on a legal entity basis for Debtor entities only.  Certain transactions and adjustments for the Company are recorded on a consolidated basis and may not be reflected in this MOR at the legal entity level.   As a result, the Company cautions readers not to place undue reliance upon information contained in Appendix B and Appendix C.  For further information, refer to the Company’s consolidated financial statements and footnotes included in its 2009 Form 10-K and its 2010 First Quarter Form 10-Q.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

Appendix B

Debtors Combined Balance Sheets (1)

(Dollars in Thousands)

				(2)
	U.S. Debtors	Canadian Debtors	Sub-Total	Adjusting Entries	April 30, 2010
ASSETS
Current assets
Cash and cash equivalents	$589,468	$44,032	$633,500	$	$633,500
Restricted cash	18,192		18,192		18,192
Receivables	582,332	108,952	691,284		691,284
Receivable for alternative energy tax credits	10,500		10,500		10,500
Inventories	332,055	101,159	433,214		433,214
Refundable income taxes	23,753	651	24,404		24,404
Prepaid expenses and other current assets	37,117	10,570	47,687		47,687
Total current assets	1,593,417	265,364	1,858,781		1,858,781

Net property, plant and equipment	2,563,327	418,993	2,982,320		2,982,320
Timberlands, less timber depletion	1,898	371	2,269		2,269
Deferred income taxes		39,239	39,239	(17,442)	21,797
Intercompany receivable with other SSCC entities, net, subject to compromise (3)		151,325	151,325	(92,203)	59,122
Investments in non-debtor affiliates				20,292	20,292
Other assets	65,699	6,442	72,141		72,141
	$4,224,341	$881,734	$5,106,075	$(89,353)	$5,016,722
LIABILITIES AND EQUITY (DEFICIT)
Liabilities not subject to compromise
Current liabilities
Current maturities of long-term debt	$955,125	$393,000	$1,348,125	$	$1,348,125
Accounts payable	389,712	45,686	435,398		435,398
Accrued compensation and payroll taxes	118,418	15,838	134,256		134,256
Interest payable	12,174	857	13,031		13,031
Other current liabilities	126,989	9,000	135,989		135,989
Total current liabilities	1,602,418	464,381	2,066,799		2,066,799

Deferred income taxes	17,442		17,442	(17,442)
Other long-term liabilities	114,797	338	115,135		115,135

Total liabilities not subject to compromise	1,734,657	464,719	2,199,376	(17,442)	2,181,934

Intercompany payable with other SSCC entities, net, subject to compromise (3)	92,203		92,203	(92,203)

Losses in excess of investments in Canadian and non-debtor affiliates	96,907		96,907	(96,907)

Liabilities subject to compromise	3,798,450	534,214	4,332,664		4,332,664

Total liabilities	5,722,217	998,933	6,721,150	(206,552)	6,514,598

Total equity (deficit)	(1,497,876)	(117,199)	(1,615,075)	117,199	(1,497,876)

	$4,224,341	$881,734	$5,106,075	$(89,353)	$5,016,722

Notes:

(1)  The information contained herein is provided to fulfill the requirements of the Office of the United States Trustee.  All information contained herein is unaudited and subject to future adjustment.  See notes to the financial statements.

(2)  Adjusting entries relate to elimination of deferred tax liability against deferred tax asset, elimination of intercompany receivable (payable) between U.S. and Canada and elimination of U.S. investment in Canada.

(3)  Intercompany receivable (payable) represents a net balance and includes both pre-petition and post-petition balances.  The pre-petition balances are subject to compromise.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

Appendix B.1

U.S. Debtors Combined Balance Sheets (1)

(Dollars in Thousands)

	Cameo Container Corporation	Smurfit-Stone Puerto Rico, Inc.	SLP Finance I, Inc.	SLP Finance II, Inc.	Smurfit Newsprint Corporation	Smurfit -Stone Container Corporation	Smurfit-Stone Container Enterprises, Inc.	Calpine Corrugated LLC	Stone International Services Corporation	Atlanta & St. Andrews Bay Railroad Company	Stone Global, Inc.	Lot 24D Redevelopment Corporation	Stone Connecticut Paperboard Properties, Inc.	SMBI Inc.	Unadjusted Total US Entities	(2) Adjusting Entries	April 30, 2010
ASSETS
Current assets
Cash and cash equivalents	$—	$4,227	$—	$—	$—	$—	$582,167	$3,074	$—	$—	$—	$—	$—	$—	$589,468	$—	$589,468
Restricted cash	—	—	—	—	—	—	18,192	—	—	—	—	—	—	—	18,192	—	18,192
Receivables	4,242	2,881	—	—	—	—	567,143	22,074	—	—	—	—	—	—	596,340	(14,008)	582,332
Receivable for alternative energy tax credits	—	—	—	—	—	—	10,500	—	—	—	—	—	—	—	10,500	—	10,500
Inventories	1,988	3,983	—	—	—	—	319,968	6,116	—	—	—	—	—	—	332,055	—	332,055
Refundable income taxes	—	99	—	—	—	—	23,654	—	—	—	—	—	—	—	23,753	—	23,753
Prepaid expenses and other current assets	10	168	—	—	—	—	34,284	114	—	—	—	—	—	—	34,576	2,541	37,117
Total current assets	6,240	11,358	—	—	—	—	1,555,908	31,378	—	—	—	—	—	—	1,604,884	(11,467)	1,593,417

Net property, plant and equipment	6,223	4,052	—	—	—	—	2,519,548	33,504	—	—	—	—	—	—	2,563,327	—	2,563,327
Timberlands, less timber depletion	—	—	—	—	—	—	1,898	—	—	—	—	—	—	—	1,898	—	1,898
Investments in affiliates	—	—	275,000	275,000	—	(42)	(170,027)	—	—	—	—	—	—	—	379,931	(379,931)	—
Other assets	—	—	—	—	—	—	63,832	1,867	—	—	—	—	—	—	65,699	—	65,699

	$12,463	$15,410	$275,000	$275,000	$—	$(42)	$3,971,159	$66,749	$—	$—	$—	$—	$—	$—	$4,615,739	$(391,398)	$4,224,341
LIABILITIES AND EQUITY (DEFICIT)
Liabilities not subject to compromise
Current liabilities
Current maturities of long-term debt	$—	$—	$—	$—	$—	$—	$911,922	$43,203	$—	$—	$—	$—	$—	$—	$955,125	$—	$955,125
Accounts payable	1,042	1,087	—	—	3	—	397,302	2,281	(536)	—	—	—	—	—	401,179	(11,467)	389,712
Accrued compensation and payroll taxes	705	352	—	—	—	—	116,698	663	—	—	—	—	—	—	118,418	—	118,418
Interest payable	—	—	—	—	—	—	12,032	142	—	—	—	—	—	—	12,174	—	12,174
Other current liabilities	208	68	—	—	—	—	126,771	(58)	—	—	—	—	—	—	126,989	—	126,989
Total current liabilities	1,955	1,507	—	—	3	—	1,564,725	46,231	(536)	—	—	—	—	—	1,613,885	(11,467)	1,602,418

Deferred income tax (asset) liability	59	479	(7,895)	(7,895)	—	(143,500)	176,194	—	—	—	—	—	—	—	17,442	—	17,442
Other long-term liabilities	—	—	—	—	—	(2)	112,634	2,165	—	—	—	—	—	—	114,797	—	114,797

Total liabilities not subject to compromise	2,014	1,986	(7,895)	(7,895)	3	(143,502)	1,853,553	48,396	(536)	—	—	—	—	—	1,746,124	(11,467)	1,734,657

Intercompany (receivable) payable with other SSCC entities, net, subject to compromise (3)	(49,738)	6,020	1	1	(3)	—	1,387,960	68,575	5,016	—	—	—	—	—	1,417,832	(1,325,629)	92,203

Losses in excess of investments in Canadian and non-debtor affiliates	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	96,907	96,907

Liabilities subject to compromise	1,254	657	—	—	1	1,426	3,790,850	4,262	—	—	—	—	—	—	3,798,450	—	3,798,450

Total liabilities	(46,470)	8,663	(7,894)	(7,894)	1	(142,076)	7,032,363	121,233	4,480	—	—	—	—	—	6,962,406	(1,240,189)	5,722,217

Total equity (deficit)	58,933	6,747	282,894	282,894	(1)	142,034	(3,061,204)	(54,484)	(4,480)	—	—	—	—	—	(2,346,667)	848,791	(1,497,876)

	$12,463	$15,410	$275,000	$275,000	$—	$(42)	$3,971,159	$66,749	$—	$—	$—	$—	$—	$—	$4,615,739	$(391,398)	$4,224,341

Notes:

(1) The information contained herein is provided to fulfill the requirements of the Office of the United States Trustee.  All information contained herein is unaudited and subject to future adjustment.  See notes to the financial statements.

(2) Adjusting entries relate primarily to elimination of investments in and intercompany receivables (payables) between U.S. debtor entities.

(3) Intercompany (receivable) payable represents a net balance and includes both pre-petition and post-petition balances.  The pre-petition balances are subject to compromise.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

Appendix B.2

Canadian Debtors Combined Balance Sheets (1)

(Dollars in Thousands)

	SLP Finance General Partnership	Smurfit-Stone Container Canada Inc.	605861 N B Inc.	Smurfit-MBI	3083527 Nova Scotia Company	Francobec Company	Stone Container Finance Co of Canada II	639647 British Columbia Ltd.	B.C. Shipper Supplies Ltd.	Specialty Containers Inc.	MBI Limited/ Limitée	Total Unadjusted Canadian	(2) Adjusting Entries	April 30, 2010
ASSETS
Current assets
Cash and cash equivalents	$—	$1,898	$1	$42,128	$1	$1	$1	$—	$2	$—	$—	$44,032	$—	$44,032
Receivables	—	48,375	—	61,250	—	—	—	—	706	—	—	110,331	(1,379)	108,952
Inventories	—	65,218	—	35,878	—	63	—	—	—	—	—	101,159	—	101,159
Refundable income taxes	—	(1,977)	2,628	—	—	—	—	—	—	—	—	651	—	651
Prepaid expenses and other current assets	—	6,730	—	2,368	—	15	—	—	78	—	—	9,191	1,379	10,570
Total current assets	—	120,244	2,629	141,624	1	79	1	—	786	—	—	265,364	—	265,364

Net property, plant and equipment	—	281,685	—	136,906	—	196	—	—	206	—	—	418,993	—	418,993
Timberlands, less timber depletion	—	371	—	—	—	—	—	—	—	—	—	371	—	371
Deferred income tax asset (liability)	(731)	21,042	(1,087)	(713)	20,848	—	—	—	(120)	—	—	39,239	—	39,239
Intercompany receivable (payable) with other SSCC entities, net, subject to compromise (3)	343,426	(127,053)	(1,137)	33,545	(231,958)	(307)	134,568	—	241	—	—	151,325	—	151,325
Investments in Canadian affiliates	574,490	245,828	—	—	200,966	—	68,413	—	—	—	—	1,089,697	(1,089,697)	—
Other assets	—	820	—	9,920	—	—	—	—	(4,298)	—	—	6,442	—	6,442
	$917,185	$542,937	$405	$321,282	$(10,143)	$(32)	$202,982	$—	$(3,185)	$—	$—	$1,971,431	$(1,089,697)	$881,734
LIABILITIES AND EQUITY (DEFICIT)
Liabilities not subject to compromise
Current liabilities
Current maturities of long-term debt	$—	$392,946	$—	$54	$—	$—	$—	$—	$—	$—	$—	$393,000	$—	$393,000
Accounts payable	—	25,733	—	19,713	—	—	—	—	240	—	—	45,686	—	45,686
Accrued compensation and payroll taxes	—	6,576	—	9,129	—	—	—	—	133	—	—	15,838	—	15,838
Interest payable	—	857	—	—	—	—	—	—	—	—	—	857	—	857
Other current liabilities	—	4,105	—	3,974	—	—	—	—	921	—	—	9,000	—	9,000
Total current liabilities	—	430,217	—	32,870	—	—	—	—	1,294	—	—	464,381	—	464,381

Other long-term liabilities	—	118	—	75	—	—	—	—	145	—	—	338	—	338

Total liabilities not subject to compromise	—	430,335	—	32,945	—	—	—	—	1,439	—	—	464,719	—	464,719

Liabilities subject to compromise	—	245,313	—	89,327	144	26	199,415	—	(11)	—	—	534,214	—	534,214

Total liabilities	—	675,648	—	122,272	144	26	199,415	—	1,428	—	—	998,933	—	998,933

Total equity (deficit)	917,185	(132,711)	405	199,010	(10,287)	(58)	3,567	—	(4,613)	—	—	972,498	(1,089,697)	(117,199)

	$917,185	$542,937	$405	$321,282	$(10,143)	$(32)	$202,982	$—	$(3,185)	$—	$—	$1,971,431	$(1,089,697)	$881,734

Notes:

(1) The information contained herein is provided to fulfill the requirements of the Office of the United States Trustee.  All information contained herein is unaudited and subject to future adjustment.  See notes to the financial statements.

(2) Adjusting entries relate primarily to elimination of investments in and intercompany receivables (payables) between Canadian debtor entities.

(3) Intercompany receivable (payable) represents a net balance and includes both pre-petition and post-petition balances.  The pre-petition balances are subject to compromise.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

Appendix C

Debtors Combined Statements of Operations (1)

(Dollars in Thousands)

	U.S. Debtors	Canadian Debtors	Sub-Total	(2) Adjusting Entries	For the Period April 1, 2010 Through April 30, 2010

Net sales	$487,395	$84,711	$572,106	$(60,249)	$511,857

Costs and expenses
Cost of goods sold	467,254	79,196	546,450	(60,249)	486,201
Selling and administrative expenses	44,594	4,781	49,375		49,375
Restructuring expense	4,841	2,250	7,091		7,091
(Gain) loss on disposal of assets	(87)	5	(82)		(82)

Operating loss	(29,207)	(1,521)	(30,728)		(30,728)

Other income (expense)
Interest expense, net	(3,336)	(896)	(4,232)		(4,232)
Equity in income (losses) of Canadian and other non-debtor affiliates	(769)		(769)	1,232	463
Foreign currency exchange gains		700	700		700
Other, net	295	351	646		646

Loss before reorganization items and income taxes	(33,017)	(1,366)	(34,383)	1,232	(33,151)

Reorganization items
Professional fees	(4,932)	(68)	(5,000)		(5,000)
Provision for rejected/settled executory contracts & leases	(25,400)		(25,400)		(25,400)
Accounts payable settlement gains	1,111	202	1,313		1,313
Reorganization items, net	(29,221)	134	(29,087)		(29,087)

Loss before income taxes	(62,238)	(1,232)	(63,470)	1,232	(62,238)

Benefit from income taxes	50		50		50

Net loss	(62,188)	(1,232)	(63,420)	1,232	(62,188)

Preferred stock dividends (MEMO ONLY)	(671)		(671)		(671)

Net loss attributable to common stockholders	$(62,859)	$(1,232)	$(64,091)	$1,232	$(62,859)

Notes:

(1) The information contained herein is provided to fulfill the requirements of the Office of the United States Trustee.  All information contained herein is unaudited and subject to future adjustment.  See notes to the financial statements.

(2) Adjusting entries relate to 1) the elimination of the Canadian net income (loss) because the income (loss) is recognized under Canadian Debtors and the income (loss) is also included in the U.S. Debtors column as equity income (loss) and 2) the elimination of intercompany sales between U.S. and Canadian SSCC legal entities.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

Appendix C.1

U.S. Debtors Statements of Operations (1)

(Dollars in Thousands)

	Cameo Container Corporation	Smurfit-Stone Puerto Rico, Inc.	SLP Finance I, Inc.	SLP Finance II, Inc.	Smurfit Newsprint Corporation	Smurfit-Stone Container Corporation	Smurfit-Stone Container Enterprises, Inc.	Calpine Corrugated LLC	Stone International Services Corporation	Atlanta & St. Andrews Bay Railroad Company	Stone Global, Inc.	Lot 24D Redevelopment Corporation	Stone Connecticut Paperboard Properties, Inc.	SMBI Inc.	Sub-Total	(2) Adjusting Entries	For the Period April 1, 2010 Through April 30, 2010

Net sales	$3,810	$2,745	$—	$—	$—	$—	$480,517	$6,647	$—	$—	$—	$—	$—	$—	$493,719	$(6,324)	$487,395

Costs and expenses
Cost of goods sold	2,618	2,468	—	—	—	—	461,648	6,844	—	—	—	—	—	—	473,578	(6,324)	467,254
Selling and administrative expenses	555	181	—	—	—	—	43,532	278	48	—	—	—	—	—	44,594	—	44,594
Restructuring expense	—	—	—	—	—	—	4,841	—	—	—	—	—	—	—	4,841	—	4,841
Gain on disposal of assets	—	—	—	—	—	—	(87)	—	—	—	—	—	—	—	(87)	—	(87)

Operating income (loss)	637	96	—	—	—	—	(29,417)	(475)	(48)	—	—	—	—	—	(29,207)	—	(29,207)

Other income (expense)
Interest expense, net	—	—	—	—	—	—	(3,194)	(142)	—	—	—	—	—	—	(3,336)	—	(3,336)
Equity in losses of Canadian and other non-debtor affiliates	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(769)	(769)
Other, net	—	—	—	—	—	—	295	—	—	—	—	—	—	—	295	—	295
Income (loss) before reorganization items and income taxes	637	96	—	—	—	—	(32,316)	(617)	(48)	—	—	—	—	—	(32,248)	(769)	(33,017)

Reorganization items
Professional fees	—	(13)	—	—	—	—	(4,906)	(13)	—	—	—	—	—	—	(4,932)	—	(4,932)
Provision for rejected/settled executory contracts & leases	—	—	—	—	—	—	(25,400)	—	—	—	—	—	—	—	(25,400)	—	(25,400)
Accounts payable settlement gains	—	—	—	—	—	—	1,111	—	—	—	—	—	—	—	1,111	—	1,111
Reorganization items, net	—	(13)	—	—	—	—	(29,195)	(13)	—	—	—	—	—	—	(29,221)	—	(29,221)

Income (loss) before income taxes	637	83	—	—	—	—	(61,511)	(630)	(48)	—	—	—	—	—	(61,469)	(769)	(62,238)

(Provision for) benefit from income taxes	—	(10)	—	—	—	—	60	—	—	—	—	—	—	—	50	—	50

Net income (loss)	637	73	—	—	—	—	(61,451)	(630)	(48)	—	—	—	—	—	(61,419)	(769)	(62,188)

Preferred stock dividends (MEMO ONLY)	—	—	—	—	—	(671)	—	—	—	—	—	—	—	—	(671)	—	(671)

Net income (loss) attributable to common stockholders	$637	$73	$—	$—	$—	$(671)	$(61,451)	$(630)	$(48)	$—	$—	$—	$—	$—	$(62,090)	$(769)	$(62,859)

Notes:

(1) The information contained herein is provided to fulfill the requirements of the Office of the United States Trustee.  All information contained herein is unaudited and subject to future adjustment.  See notes to the financial statements.

(2) Adjusting entries relate to recognition of Canadian and other non-debtor equity income (loss) for U.S. Debtor consolidation purposes and the elimination of intercompany sales between U.S. Debtors.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

Appendix C.2

Canadian Debtors Statements of Operations (1)

(Dollars in Thousands)

	SLP Finance General Partnership	Smurfit-Stone Container Canada Inc.	605861 N B Inc.	Smurfit-MBI	3083527 Nova Scotia Company	Francobec Company	Stone Container Finance Co of Canada II	639647 British Columbia Ltd.	B.C. Shipper Supplies Ltd.	Specialty Containers Inc.	MBI Limited/ Limitée	Sub-Total	(2) Adjusting Entries	For the Period April 1, 2010 Through April 30, 2010

Net sales	$—	$43,166	$—	$41,210	$—	$—	$—	$—	$336	$—	$—	$84,712	$(1)	$84,711

Costs and expenses
Cost of goods sold	—	41,198	—	37,309	—	7	—	—	683	—	—	79,197	(1)	79,196
Selling and administrative expenses	—	1,583	—	3,142	8	(6)	—	—	54	—	—	4,781	—	4,781
Restructuring (income) expense	—	98	—	(301)	—	—	—	—	2,453	—	—	2,250	—	2,250
Loss on disposal of assets	—	2	—	3	—	—	—	—	—	—	—	5	—	5

Operating income (loss)	—	285	—	1,057	(8)	(1)	—	—	(2,854)	—	—	(1,521)	—	(1,521)

Other income (expense)
Interest income (expense), net	—	(899)	—	3	—	—	—	—	—	—	—	(896)	—	(896)
Foreign currency exchange gains (losses)	(3)	1,002	6	(366)	82	2	—	—	(23)	—	—	700	—	700
Other, net	—	(974)	—	850	(452)	—	—	—	23	—	—	(553)	904	351

Income (loss) before reorganization items and income taxes	(3)	(586)	6	1,544	(378)	1	—	—	(2,854)	—	—	(2,270)	904	(1,366)

Reorganization items
Professional fees	—	(30)	—	(37)	—	(1)	—	—	—	—	—	(68)	—	(68)
Accounts payable settlement gains	—	148	—	54	—	—	—	—	—	—	—	202	—	202
Reorganization items, net	—	118	—	17	—	(1)	—	—	—	—	—	134	—	134

Net income (loss)	$(3)	$(468)	$6	$1,561	$(378)	$—	$—	$—	$(2,854)	$—	$—	$(2,136)	$904	$(1,232)

Notes:

(1) The information contained herein is provided to fulfill the requirements of the Office of the United States Trustee.  All information contained herein is unaudited and subject to future adjustment.  See notes to the financial statements.

(2) Adjusting entries relate to elimination of Smurfit-MBI net income (loss) recorded as equity income (loss) on its partners, Smurfit-Stone Container Canada Inc. and 3083527 Nova Scotia Company, and the elimination of intercompany sales between Canadian Debtors.

In re Smurfit-Stone Container Corporation, et al.,	Chapter 11
Case No. 09-10235
Debtor

Appendix D

Debtors Post-Petition Inter-Company Receivables and Payables (1)

April 30, 2010

(Dollars in Thousands)

	Debtors															Non-Debtors
Debtor Entity	Smurfit- Stone Container Enterprises, Inc.	Calpine Corrugated LLC	Cameo Container Corporation	Stone International Services Corporation	Smurfit- Stone Puerto Rico, Inc.	Smurfit Newsprint Corporation	SLP Finance I, Inc.	SLP Finance II, Inc.	(2) Smurfit- Stone Container Canada Inc.	Stone Container Finance Co of Canada II	3083527 Nova Scotia Company	(2) Smurfit-MBI	SLP Finance General Partnership	Francobec Company	605861 N B Inc.	CCA de Baja California	Stone Container de Mexico	Total
Receivable from (payable to) SSCC entity noted in columns
Smurfit-Stone Container Corporation	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Smurfit-Stone Container Enterprises, Inc.	—	13,097	(19,580)	308	3,477	49	1	1	(15,365)	—	—	15,743	—	—	—	(125)	5,359	2,965
Calpine Corrugated LLC	(13,097)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1)	—	(13,098)
Cameo Container Corporation	19,580	—	—	—	—	—	—	—	—	—	—	18	—	—	—	—	—	19,598
Lot 24D Redevelopment Corporation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Atlanta & St. Andrews Bay Railroad Company	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Stone International Services Corporation	(308)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(308)
Stone Global, Inc.	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Stone Connecticut Paperboard Properties, Inc.	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Smurfit-Stone Puerto Rico, Inc.	(3,477)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(3,477)
Smurfit Newsprint Corporation	(49)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(49)
SLP Finance I, Inc.	(1)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1)
SLP Finance II, Inc.	(1)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1)
SMBI Inc.	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Smurfit-Stone Container Canada Inc. (2)	15,365	—	—	—	—	—	—	—	—	1	(896)	6,652	1	(1)	1	—	—	21,123
Stone Container Finance Co of Canada II	—	—	—	—	—	—	—	—	(1)	—	—	—	—	—	—	—	—	(1)
3083527 Nova Scotia Company	—	—	—	—	—	—	—	—	896	—	—	—	—	—	—	—	—	896
MBI Limited/Limitée	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Smurfit-MBI (2)	(15,743)	—	(18)	—	—	—	—	—	(6,652)	—	—	—	—	—	—	—	221	(22,192)
639647 British Columbia Ltd.	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
B.C. Shipper Supplies Ltd.	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Specialty Containers Inc.	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
SLP Finance General Partnership	—	—	—	—	—	—	—	—	(1)	—	—	—	—	—	—	—	—	(1)
Francobec Company	—	—	—	—	—	—	—	—	1	—	—	—	—	—	—	—	—	1
605861 N B Inc.	—	—	—	—	—	—	—	—	(1)	—	—	—	—	—	—	—	—	(1)
	$2,269	$13,097	$(19,598)	$308	$3,477	$49	$1	$1	$(21,123)	$1	$(896)	$22,413	$1	$(1)	$1	$(126)	$5,580	$5,454

Notes:

(1)          The inter-company balances presented in the schedule above represent debtors’ post-petition inter-company balances.

(2)          The inter-company balances include an inter-company note between Smurfit-Stone Container Canada Inc. (payable) and Smurfit-MBI (receivable) for the transfer of excess cash between the legal entities.  The inter-company note is settled one month in arrears.